Exhibit 10.11

SHARE SUBSCRIPTION AGREEMENT

BY AND AMONG

UNITED HOMES GROUP, INC.,

AND

HAZELVIEW SECURITIES INC.

DATED AS OF MARCH 30, 2023

i

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is dated as of March 30, 2023, by and among (a) United Homes Group, Inc., a Delaware corporation (the “Issuer”) and (b) Hazelview Securities Inc., a Canadian corporation (the “Investor”).

WHEREAS, the Issuer, the Investor, and the other Investors (as defined therein) party thereto are party to that certain Convertible Note Purchase Agreement (the “Note Purchase Agreement”), dated as of March 21, 2023, pursuant to which the Investors (as defined in the Note Purchase Agreement) agreed, subject to the terms and conditions thereof, to purchase from the Issuer and the Issuer agreed to issue and sell to the Investors the Convertible Notes. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Note Purchase Agreement; and

WHEREAS, as consideration for the Investor’s purchase of the Convertible Notes, the Issuer wishes to sell, and the Investor wishes to subscribe for, 23,268 Issuer Class A Shares (the “Shares”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I.

SUBSCRIPTION FOR AND SALE OF SHARES

Section 1.1Subscription for and Sale of Shares. Upon the terms and subject to the conditions set forth herein, at the Closing (which shall take place on the Closing Date) the Issuer shall issue to the Investor the Shares concurrently with the Issuer’s sale of the Convertible Notes to the Investor. No additional consideration shall be paid by the Investor for the Shares; provided, that the Issuer and the Investor (and any assignee of either) agree that the Shares shall be treated as having been issued for $5.00 per Share for U.S. federal, state and local income tax purposes, including for purposes of determining the aggregate “original issue discount” on the Convertible Notes pursuant to Section 1271-1275 of the Code.

Section 1.2Closing. At the Closing, the Issuer shall provide the Investor with evidence that the Shares have been recorded in book-entry form on the Company’s register of stockholders maintained by its transfer agent, American Stock Transfer & Trust Company, LLC in the Investor’s or its nominee’s name.

Section 1.3Lock-up. Except as permitted by Section 1.4 and Section 1.5, none of the Investors shall (a) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option, or contract to purchase, purchase any option, or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, or (c) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (a), (b), or (c) above is to be settled by delivery of Shares or other securities, in cash or otherwise (any of the foregoing described in clauses (a), (b), or (c), a “Prohibited Transfer”), prior to the first anniversary of the Closing Date (the “Lock-up Period”).

Section 1.4Permitted Transferees. The provisions of 0 shall not apply to the transfer of any or all of the Shares (a) to any Permitted Transferee, (b) by virtue of laws of descent and distribution upon the death of an individual and (c) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in either of cases (a), (b) or (c), it shall be a condition to such transfer that such transfer complies with the Securities Act and other applicable law, and that the transferee executes and delivers to the Issuer an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this Agreement applicable to the Investor, and there shall be no further transfer of such Shares except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (i) the members of the Investor’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person, and the direct descendants and ascendants (including adopted and step children and parents) of such person), (ii) any trust solely for the direct or indirect benefit of the Investor or the immediate family of the Investor, (iii) if the Investor is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (iv) if the Investor is an entity, officers, directors, general partners, limited partners, members, or stockholders of such entity that receive such transfer as a distribution, or related investment funds or vehicles controlled or managed by such persons or their respective Affiliates, (v) any Affiliate of the Investor, or (vi) any other Investor. The Investor further agrees to execute such agreements as may be reasonably requested by the Issuer that are consistent with the foregoing or that are necessary to give further effect thereto.

Section 1.5Change of Control. The provisions of 0 shall not apply to any transfer by the Investor pursuant to Change of Control Transaction of the Issuer.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

Section 2.1Organization and Qualification. The Issuer is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware.

Section 2.2Authority.

(a)The Issuer has the requisite corporate power and authority to execute and deliver this Agreement and the Shares and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the issuance of the Shares and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Issuer. This Agreement has been duly and validly executed and delivered by the Issuer and constitutes a valid, legal and binding agreement of the Issuer (assuming this Agreement has been duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against the Issuer in accordance with their terms (subject to the Bankruptcy and Equity Exception.

(b)The issuance of the Shares has been duly authorized by all necessary corporate action. When issued in accordance with the terms of this Agreement, the Shares shall be validly issued, fully paid and non-assessable and shall not give rise to preemptive rights or other rights of stockholders of the Issuer.

Section 2.3Consents and Requisite Governmental Approvals; No Violations.

(a)No Consent of, with or to be made to any Governmental Entity is required on the part of the Issuer with respect to the Issuer’s execution, delivery or performance of its applicable obligations under this Agreement or the consummation of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement or the transactions contemplated hereby, (ii) such filings with and approvals of Nasdaq to permit the Shares to be issued in connection with the transactions contemplated by this Agreement to be listed on Nasdaq, (iii) the filing of the Issuer A&R Certificate of Incorporation with and acceptance thereof by the Delaware Secretary of State, (iv) the Issuer Stockholder Approval and the Nasdaq Approval or (v) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have an Issuer Material Adverse Effect.

(b)None of the execution, delivery or performance by the Issuer of this Agreement, or the consummation by the Issuer of the transactions contemplated hereby, will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Governing Documents of the Issuer, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Issuer is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Issuer or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of the Issuer, except in the case of clauses (ii) through (iv) above, as would not have an Issuer Material Adverse Effect.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

Section 3.1Authorization. The Investor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms, except as limited by the Bankruptcy and Equity Exception. No Consent or order of, or registration, qualification, designation, declaration or filing with any federal, state or local Governmental Entity is required on the part of the Investor in connection with the consummation of the transactions contemplated by this Agreement.

Section 3.2Purchase Entirely for Own Account. This Agreement is made by the Investor in reliance upon the Investor’s representation to the Issuer, which the Investor confirms by its execution of this Agreement, that the Shares will be acquired for investment for the Investor’s own account, not as a nominee or agent. The Investor (a) is not acquiring the Shares with a view to the resale or distribution of any part thereof and (b) does not have the present intention of selling, granting any participation in, or otherwise distributing the Shares, in each case of clause (a) and (b), in violation of the Securities Act. By executing this Agreement, the Investor further represents that it does not presently have any Contract with any Person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

Section 3.3Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and shall submit to the Issuer such further assurances of such status as may be reasonably requested by the Issuer.

ARTICLE IV.

CERTAIN AGREEMENTS AMONG THE PARTIES

Section 4.1Preemptive Rights.

(a)Subject to the terms and conditions of this Section 4.1 and applicable Securities Laws, from and after the Closing Date until such time as no Convertible Notes remain outstanding, if any Issuer Group Entity issues, sells, or authorizes the sale of any New Securities other than to the Issuer or a wholly-owned Issuer Group Entity (a “New Securities Issuance”), the Issuer shall offer a portion of such New Securities (and if more than one class of securities is included in the New Securities, then a portion of the amount of each such class of securities included in the New Securities) to the Investor equal to the portion of the outstanding Issuer Shares that the Investor holds at such time, but before giving effect to such New Securities Issuance (such portion, the Investor’s “Equity Share”).

(b)The Issuer shall give prompt written notice (but in no event later than fifteen (15) Business Days prior to the issuance of any New Securities in the applicable New Securities Issuance) to the Investor, setting forth the type and estimated number (which may be a range) of such New Securities to be issued, the estimated price per New Security (which may be a range), the estimated issuance date, and all of the other material terms and conditions of such issuance to the extent then known by the Issuer (the “Initial Offer Notice”). The Issuer shall provide the Investor with written notice of the final terms of the issuance of such New Securities described in the Initial Offer Notice on or prior to the fifth (5th) Business Day prior to the issuance of such New Securities (the “Final Offer Notice”).

(c)By notification to the Issuer (an “Election Notice”) within fifteen (15) Business Days after the Final Offer Notice is given, the Investor may elect to purchase or otherwise acquire a number of New Securities up to its Equity Share, at the price and on the terms specified in the Final Offer Notice. On and after the issuance date set forth in the Final Offer Notice, the Issuer shall be permitted to proceed with the closing of the sale of such New Securities to the applicable third party(ies); provided, that if such closing has not occurred within thirty (30) days following the issuance date set forth in the Final Offer Notice (it being agreed that the Investor making an election to purchase New Securities in response to a Final Offer Notice providing a range for the estimated number of New Securities or estimated range of price per New Security may proffer an election that is conditioned upon, or limited by, the actual price per New Security or actual number of New Securities, in each case, to be issued), the Issuer shall be required to again comply with the procedures set forth in this Section 4.1 as though such New Securities Issuance were a new New Securities Issuance.

(d)If the Investor exercises its preemptive rights hereunder with respect to such New Securities Issuance, the Issuer shall (or shall cause such Subsidiary to) issue to the Investor (or its designated Affiliate(s)) the number of securities specified in the Investor’s Election Notice promptly thereafter; provided, that if the Investor shall have so notified the Issuer at least three (3) Business Days prior to the issuance date set forth in the Final Offer Notice, such purchase and sale shall occur on the same date as, or substantially concurrently with, the New Securities Issuance.

(e)The election by the Investor not to exercise its preemptive rights hereunder in any one instance shall not affect its rights with respect to future New Securities Issuances.

(f)Notwithstanding anything to the contrary in this Agreement, in the event that the Investor exercises its preemptive rights pursuant to this Section 4.1 and the purchase or issuance of such New Securities would require the applicable Issuer Group Entity to obtain approval of its stockholders pursuant to the listing rules of Nasdaq or such national securities exchange upon which such New Securities are listed, if any, then the applicable Issuer Group Entity and the Investor will use their respective commercially reasonable efforts to negotiate the terms of any such transaction in good faith, including, without limitation, the terms of any New Securities issued pursuant to such transaction to the Investor, such that the issuance to the Investor would not require such stockholder approval while providing the Investor and/or its Affiliates with substantially similar benefits and rights of such securities issued in the New Securities Issuance.

(g)Notwithstanding Section 4.1(a) to Section 4.1(f), if the Board of Directors of the Issuer reasonably determines that it is necessary or advisable to issue securities of such Issuer Group Entity that would otherwise be required to be offered to the Investor under this Section 4.1 prior to their issuance, such Issuer Group Entity may issue such securities without first complying with this Section 4.1; provided, that within thirty (30) days after such issuance, such Issuer Group Entity offers the Investor the opportunity to purchase the number of such Equity Securities that the Investor would be entitled to purchase pursuant to this Section 4.1 by sending written notice to the Investor, which notice shall contain the information required in the Initial Offer Notice. In the event of an offer made by any Issuer Group Entity pursuant to this Section 4.1(g), the timing and procedures for the exercise period and closing of such offer shall be the same as those set forth in Section 4.1(a) to Section 4.1(f), with appropriate modifications to reflect the post-issuance delivery of the notice as contemplated by this Section 4.1(g).

Section 4.2No Shorting; No Manipulation.

(a)During the Measurement Period, the Investor will not, and will cause its Affiliates not to, enter into or effect, directly or indirectly, any short sale, any put or call or other derivative transaction or engage in any similar transaction, including any constructive sale, short, or put, or any hedging, derivative, or other transaction with the same or similar effect, or enter into any contract, option, or other arrangement in respect thereof, or publicly announce an intention or plan to engage in any of the foregoing, in each case with respect to the Issuer Shares, any securities convertible into or exchangeable for Issuer Shares, or any options, warrants, or other rights to acquire Issuer Shares. Without limiting the foregoing, during the Measurement Period, the Investor will not, and will cause its Affiliates not to, take, directly or indirectly, any action in bad faith without any reasonable basis designed or intended to stabilize or manipulate the price of the Issuer Shares, or which would reasonably be expected to cause or result in, stabilization or manipulation of the price of the Issuer Shares.

(b)During the Measurement Period, the Issuer will not, and will cause its Affiliates not to, enter into or effect, directly or indirectly, any purchase transaction or enter into or effect, directly or indirectly, any put or call or other hedging, derivative or other transaction or engage in any similar transaction, including any constructive purchase, or publicly announce any intention or plan to engage in any of the foregoing, in each case with respect to the Issuer Shares, any securities convertible into or exchangeable for Issuer Shares, or any options, warrants or other rights to acquire Issuer Shares. Without limiting the foregoing, during the Measurement Period, the Issuer and its Affiliates will not take, directly or indirectly, any action in bad faith or allow any trading designed or intended to stabilize or manipulate the price of the Issuer Shares, or which would reasonably be expected to cause or result in, stabilization or manipulation of the price of the Issuer Shares.

ARTICLE V.

MISCELLANEOUS

Section 5.1Term and Termination.

(a)This Agreement shall commence upon the Closing Date and shall terminate automatically upon the later of (i) the one-year anniversary of the Closing Date and (ii) such time as the total of the Issuer Class A Shares and Underlying Shares held by the Investor and its Affiliates falls below 5% of the Issuer Shares that would be outstanding if all Convertible Notes held by the Investor at such time had been converted into Issuer Class A Shares at such time.

(b)In the event of a termination of this Agreement in accordance with this Section 5.1, no party (or any of its Affiliates) shall have any liability or obligation to the other parties (nor to any of their respective Affiliates) under or in respect of this Agreement, and all further obligations of the parties under this Agreement will be terminated without further liability of any party to any other party (other than any liabilities arising from actions, omissions or breaches of such party that occurred prior to such termination).

Section 5.2Assignment. Except as set forth in the immediately following sentence, neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. For so long as the Investor is entitled to exercise the rights set forth in this Agreement, the Investor may assign those rights to any Affiliate upon written notice to the Issuer.

Section 5.3Successors and Assigns. The term and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 5.4Governing Law. This Agreement and all controversies arising out of or relating to it (whether based in contract, tort, or statute) shall in all respects be governed by and construed in accordance with the laws of the State of Delaware, without regard to any choice of law or conflict of law principles or rules (whether of the State of Delaware or any other jurisdiction) that would result in the application of any law other than the law of the State of Delaware.

Section 5.5Counterparts. This Agreement may be executed in any number of counterparts (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 5.6Titles and Subtitles. The titles and subtitles in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 5.7Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of (a) actual receipt and (b) any of (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail (unless the party sending such communication by electronic mail receives a hard bounce-back or delivery failure message), or (iii) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt or refusal. All communications shall be sent to the respective parties at their address as set forth below or on such party’s signature page hereto or to the e-mail address set forth below or on such party’s signature page hereto as subsequently modified by written notice given in accordance with this Section 5.7. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Issuer or any Issuer Group Entity, to:

United Homes Group, Inc.

90 N Royal Tower Drive

Irmo, South Carolina 29063
Attention:     Tom O’Grady, Chief Administrative Officer

Steve Lenker, Executive Vice President and General Counsel

Email:           tomogrady@greatsouthernhomes.com

stevelenker@greatsouthernhomes.com

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue NW, Suite 900

Washington, DC 20001
Attention:     Andy Tucker

                     Erin Reeves McGinnis
Email:          andy.tucker@nelsonmullins.com

erin.reevesmcginnis@nelsonmullins.com

if to the Investor, to:

Hazelview Securities Inc.
1133 Yonge Street, 4th Floor

Toronto, ON, M4T 2Y7
Attention: Peter Hawkings, General Counsel
Email:phawkings@hazelview.com

Section 5.8Amendments and Waivers. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by each of the Issuer and the Investor. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any party to this Agreement will be effective unless it is in a writing signed by an officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 5.9Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Section 5.10Delays or Omissions. No delay in exercising or failure to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

Section 5.11Entire Agreement. This Agreement, the Note Purchase Agreement, and the Convertible Notes constitute the full and entire understanding and agreement among the parties with respect to the subject matter thereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

Section 5.12Further Assurances. From and after the date of this Agreement, upon the request of either party hereto, the other party will execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

Section 5.13Jurisdiction and Venue; Waiver of Jury Trial. Each party (a) hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Designated Courts or, if no such federal court shall exercise jurisdiction or have subject matter jurisdiction, the Delaware Superior Court, and any appellate court from any appeal thereof, in any suit, action or other proceeding arising out of or relating to this Agreement, (b) agrees not to commence any suit, action or other proceeding arising out of or relating to this Agreement in any court other than a Designated Court. Each party agrees that a final judgment in any such suit, action or other proceeding brought before a Designated Court may be enforced in any jurisdiction by suit on the judgment or in any other manner provided by Law. Each party hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Section 5.14Interpretation. As used in this Agreement, unless the context otherwise requires:

(a)a capitalized term has the meaning assigned to it;

(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)references in the singular or to “him,” “her,” “it,” “itself,” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;

(d)any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented;

(e)references to Articles, Sections and Exhibits shall refer to articles, sections and the exhibit of this Agreement, unless otherwise specified;

(f)the headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof;

(g)this Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted;

(h)all monetary figures shall be in United States dollars unless otherwise specified;

(i)references to “including” in this Agreement shall mean “including, without limitation,” whether or not so specified;

(j)references to “ordinary course of business” in this Agreement shall mean “ordinary course of business consistent with past practice,” whether or not so specified;

(k)the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”;

(l)the words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

(m)the word “or” is not exclusive.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the undersigned have executed this Subscription Agreement as of the date first written above.

ISSUER:

UNITED HOMES GROUP, INC.

By:	/s/ Keith Feldman
Name: Keith Feldman
Title: Chief Financial Officer

[Signature Page to Investor Subscription Agreement]

INVESTOR:

HAZELVIEW SECURITIES INC.

By:	/s/ Corrado Russo
Name: Corrado Russo
Title: Authorized Signatory

[Signature Page to Investor Subscription Agreement]